Exhibit 99.1

Mueller Water Products Reports Fiscal 2011 Fourth Quarter Results

ATLANTA--(BUSINESS WIRE)--November 1, 2011--Mueller Water Products, Inc. (NYSE: MWA) today reported net sales of $373.6 million and a net loss of $7.6 million for the fiscal 2011 fourth quarter ended September 30, 2011. Summarized consolidated 2011 fourth quarter results compared to 2010 fourth quarter results are as follows:

  Net sales for the 2011 fourth quarter increased 7.8 percent to $373.6 million compared to net sales for the 2010 fourth quarter of $346.7 million.
  Income from operations for the 2011 fourth quarter was $7.3 million compared to income from operations for the 2010 fourth quarter of $14.1 million. Adjusted income from operations for the 2011 fourth quarter was $9.1 million compared to adjusted income from operations for the 2010 fourth quarter of $15.4 million.
  Net loss per share for the 2011 fourth quarter was $0.05 compared to net loss per share for the 2010 fourth quarter of $0.05. Adjusted net loss per share for the 2011 fourth quarter was $0.03 compared to an adjusted net loss per share for the 2010 fourth quarter of $0.00.
  Adjusted EBITDA for the 2011 fourth quarter was $29.7 million compared to adjusted EBITDA for the 2010 fourth quarter of $36.7 million. For the full year, adjusted EBITDA was $99.1 million compared to adjusted EBITDA of $101.7 million for the prior year.
  During the 2011 fourth quarter, the Company reduced its total debt by $14.8 million to $678.3 million as of September 30, 2011.

“As we discussed last quarter, municipal budgets continue to be under significant pressure which is impacting demand for our products,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products. “Lower production levels in our Mueller Co. business negatively affected our 2011 fourth-quarter performance as compared to 2010. Production at Mueller Co. was down appreciably this year compared to last year largely due to the pull forward of orders in advance of our July 2010 price increases.

“The process of evaluating strategic alternatives for our U.S. Pipe business is moving forward as planned, and we continue to make progress on transactional scenarios that could result in the disposition of the business. We remain actively engaged in this process with our financial advisor, BofA Merrill Lynch.

“Anvil had another strong quarter with net sales increasing 8.2 percent and adjusted operating income increasing 38 percent in the fourth quarter on a year-over-year basis. Anvil’s results continue to be driven by both ongoing volume growth, notably in its oil & gas business, and productivity improvements.

“We have been able to manage through unprecedented volume declines with our Mueller Co. and U.S. Pipe businesses and have improved the efficiency of all our operations. We believe we are well positioned with our market leadership and we continue to invest in newer technologies, which leverage our brand leadership and address the evolving needs of the water infrastructure industry. We continue to move our businesses in directions that we believe will allow us to grow as municipalities emerge from their current budget restraints.”

Fourth Quarter Consolidated Results

Net sales for the fourth quarter were $373.6 million compared to net sales for the 2010 fourth quarter of $346.7 million. Net sales increased due to higher shipment volumes of $12.6 million, primarily at U.S. Pipe, higher prices of $12.6 million across all three businesses and $1.7 million of favorable Canadian currency exchange rates.

Adjusted income from operations for the 2011 fourth quarter was $9.1 million compared to adjusted income from operations for the 2010 fourth quarter of $15.4 million. Higher per-unit overhead costs due to lower production of $15.3 million primarily at Mueller Co., higher raw material costs of $11.0 million and higher selling, general and administrative expenses of $1.1 million were partially offset by higher sales prices of $12.6 million and manufacturing and other cost savings of $10.7 million.

Fourth Quarter Segment Results

Mueller Co.

Net sales for Mueller Co. for the 2011 fourth quarter were $161.0 million compared to net sales for the 2010 fourth quarter of $163.7 million. Lower shipment volumes of $8.3 million were partially offset by higher prices of $4.2 million and favorable Canadian currency exchange rates of $1.4 million.

Adjusted income from operations for the 2011 fourth quarter was $14.1 million compared to adjusted income from operations for the 2010 fourth quarter of $26.6 million. Higher per-unit overhead costs due to lower production of $12.6 million, higher raw material costs of $4.3 million, lower shipment volumes of $3.7 million and higher selling, general and administrative expenses of $1.7 million were partially offset by manufacturing and other cost savings of $6.3 million and higher sales prices of $4.2 million.

U.S. Pipe

Net sales for U.S. Pipe for the 2011 fourth quarter were $117.3 million compared to net sales for the 2010 fourth quarter of $94.9 million. Net sales increased 23.6 percent due to higher shipment volumes of $18.1 million and higher prices of $4.3 million.

Adjusted loss from operations for the 2011 fourth quarter of $6.8 million improved from an adjusted loss from operations for the 2010 fourth quarter of $11.3 million. Higher sales prices of $4.3 million, higher shipment volumes of $2.3 million, manufacturing and other cost savings of $2.0 million and lower selling, general and administrative expenses of $1.3 million were partially offset by higher raw material costs of $4.1 million.

Anvil

Net sales for Anvil for the 2011 fourth quarter increased 8.2 percent to $95.3 million compared to net sales for the 2010 fourth quarter of $88.1 million. Net sales increased primarily due to higher shipment volumes of $4.1 million and higher prices of $2.8 million.

Adjusted income from operations for the 2011 fourth quarter of $10.5 million increased $2.9 million compared to adjusted income from operations for the 2010 fourth quarter of $7.6 million. Higher sales prices of $4.1 million, manufacturing and other cost savings of $2.4 million and lower selling, general and administrative expenses of $0.5 million were partially offset by higher raw material costs of $2.6 million and higher per-unit overhead costs due to lower production of $2.2 million.

Interest Expense, Net

Interest expense, net for the 2011 fourth quarter of $16.6 million included $2.0 million of non-cash costs related to interest rate swap contracts. Although these contracts were terminated prior to 2011, the related costs are being amortized over the original term of the swap contracts. Interest expense, net for the 2010 fourth quarter was $20.6 million which included $6.5 million of costs related to interest rate swap contracts.

Income Taxes

The 2011 fourth quarter income tax benefit of $1.7 million, an effective tax rate of 18 percent, reflected an income tax benefit on current operations partially offset by an adjustment to the expected effective tax rates for state and non-U.S. income taxes.

Use of Non-GAAP Measures

The Company presents adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow and net debt as non-GAAP measures. Adjusted income (loss) from operations represents income (loss) from operations excluding restructuring. This amount divided by net sales is adjusted operating margin. Adjusted EBITDA represents income (loss) from operations excluding restructuring, depreciation and amortization. This amount divided by net sales is adjusted EBITDA margin. The Company presents adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin because these are measures management believes are frequently used by securities analysts, investors and interested parties in the evaluation of financial performance. Adjusted net income (loss) and adjusted net income (loss) per share exclude restructuring, certain costs from settled interest rate swap contracts, the income tax effects of these excluded items and a tax adjustment for the repatriation of earnings. These items are excluded because they are not considered indicative of recurring operations. Free cash flow represents cash flow from operating activities less capital expenditures. It is presented as a measurement of cash flow because it is commonly used by the investment community. Net debt represents total debt less cash and cash equivalents. Net debt is commonly used by the investment community as a measure of indebtedness. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company's results as reported under accounting principles generally accepted in the United States ("GAAP").

A reconciliation of non-GAAP to GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Wednesday, November 2, 2011 at 9:00 a.m. EDT. Mueller Water Products’ chairman, president and chief executive officer, Gregory E. Hyland, and members of the leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. Mueller Water Products invites those interested to listen to the call and view the accompanying slide presentation, which will be carried live on its website at www.muellerwaterproducts.com. The archived webcast and the corresponding slide presentation will be available for at least 90 days in the Investor Relations section of the Company’s website.

Those interested in listening to the call should log on to the website several minutes before the start of the call. After selecting the presentation icon, interested parties should follow the instructions to ensure their systems are set up to hear the event and view the accompanying slides.

Safe Harbor Statement

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding spending trends by municipalities on water infrastructure, the market reception of Mueller Systems’ and Echologics’ products and services, and the outcome of our evaluation of strategic alternatives for U.S. Pipe, and the impact of these factors on our businesses. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

  the spending level for water and wastewater infrastructure;
  the demand level of manufacturing and construction activity;
  our ability to service our debt obligations; and
  the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K and in Part I, Item 1A of our quarterly report on Form 10-Q for the quarter ended March 31, 2011.

Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. is headquartered in Atlanta, GA and manufactures and markets products and services that are used in the transmission, distribution and measurement of safe, clean drinking water and in water treatment facilities. Our broad product portfolio includes engineered valves, fire hydrants, pipe fittings, water meters and ductile iron pipe, which are used by municipalities, as well as the residential and non-residential construction industries. Net sales for the year ended September 30, 2011 were $1.3 billion and total employees were approximately 4,800 at September 30, 2011. The Company operates primarily through three segments: Mueller Co., U.S. Pipe and Anvil. The Company's common stock trades on the New York Stock Exchange under the ticker symbol MWA. For more information about Mueller Water Products, Inc., please visit our website at www.muellerwaterproducts.com.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,
	2011	2010
	(in millions)
Assets:
Cash and cash equivalents	$61.2	$83.7
Receivables, net	220.8	202.5
Inventories	237.7	268.4
Deferred income taxes	27.4	30.3
Other current assets	50.4	51.5
Total current assets	597.5	636.4

Property, plant and equipment, net	243.8	264.4
Identifiable intangible assets	610.9	632.4
Other noncurrent assets	31.5	35.0

Total assets	$1,483.7	$1,568.2

Liabilities and stockholders' equity:
Current portion of long-term debt	$0.9	$0.7
Accounts payable	106.9	93.2
Other current liabilities	83.7	89.8
Total current liabilities	191.5	183.7

Long-term debt	677.4	691.5
Deferred income taxes	154.2	165.5
Other noncurrent liabilities	79.6	122.2
Total liabilities	1,102.7	1,162.9

Commitments and contingencies

Series A common stock: 600,000,000 shares authorized;
155,793,612 shares and 154,708,474 shares outstanding at
September 30, 2011 and 2010, respectively	1.6	1.5
Additional paid-in capital	1,593.2	1,597.5
Accumulated deficit	(1,159.6)	(1,123.5)
Accumulated other comprehensive loss	(54.2)	(70.2)
Total stockholders' equity	381.0	405.3

Total liabilities and stockholders' equity	$1,483.7	$1,568.2

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Year ended
	September 30,		September 30,
	2011	2010	2011	2010
	(in millions, except per share amounts)

Net sales	$373.6	$346.7	$1,339.2	$1,337.5
Cost of sales	307.1	275.0	1,102.8	1,101.1

Gross profit	66.5	71.7	236.4	236.4

Operating expenses:
Selling, general and administrative	57.4	56.3	218.9	219.3
Restructuring	1.8	1.3	7.5	13.1
Total operating expenses	59.2	57.6	226.4	232.4

Income from operations	7.3	14.1	10.0	4.0

Interest expense, net	16.6	20.6	65.6	68.0
Loss on early extinguishment of debt	-	4.1	-	4.6

Loss before income taxes	(9.3)	(10.6)	(55.6)	(68.6)
Income tax benefit	(1.7)	(3.6)	(19.5)	(23.4)

Net loss	$(7.6)	$(7.0)	$(36.1)	$(45.2)

Net loss per share:
Basic	$(0.05)	$(0.05)	$(0.23)	$(0.29)
Diluted	$(0.05)	$(0.05)	$(0.23)	$(0.29)

Weighted average shares outstanding:
Basic	155.6	154.6	155.3	154.3
Diluted	155.6	154.6	155.3	154.3

Dividends declared per share	$0.0175	$0.0175	$0.07	$0.07

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
YEAR ENDED SEPTEMBER 30, 2011
(UNAUDITED)

				Accumulated
		Additional		other
	Common	paid-in	Accumulated	comprehensive
	stock	capital	deficit	loss	Total
	(in millions)

Balance at September 30, 2010	$1.5	$1,597.5	$(1,123.5)	$(70.2)	$405.3

Net loss	-	-	(36.1)	-	(36.1)
Dividends declared	-	(10.9)	-	-	(10.9)
Stock-based compensation	-	5.7	-	-	5.7
Stock issued under stock compensation plans	0.1	0.9	-	-	1.0
Derivative instruments	-	-	-	4.9	4.9
Foreign currency translation	-	-	-	(1.1)	(1.1)
Minimum pension liability	-	-	-	12.2	12.2

Balance at September 30, 2011	$1.6	$1,593.2	$(1,159.6)	$(54.2)	$381.0

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year ended
	September 30,
	2011	2010
	(in millions)
Operating activities:
Net loss	$(36.1)	$(45.2)
Adjustments to reconcile net loss to net cash provided
by operating activities:
Depreciation	51.5	53.6
Amortization	30.1	31.0
Non-cash restructuring	-	4.4
Provision for doubtful receivables	0.3	(0.6)
Loss on early extinguishment of debt	-	4.6
Stock-based compensation	5.5	8.3
Deferred income taxes	(20.9)	(21.1)
Gain on disposal of assets	(0.2)	(4.8)
Retirement plans	3.6	8.1
Interest rate swap contracts	8.0	6.5
Other, net	4.6	1.0
Changes in assets and liabilities:
Receivables	(18.4)	1.6
Inventories	29.3	54.3
Other current assets and other noncurrent assets	5.0	31.1
Accounts payable and other liabilities	(22.2)	(69.8)

Net cash provided by operating activities	40.1	63.0

Investing activities:
Capital expenditures	(31.5)	(32.8)
Acquisitions	(9.2)	-
Proceeds from sales of assets	1.4	56.4

Net cash provided by (used in) investing activities	(39.3)	23.6

Financing activities:
Increase in outstanding checks	1.7	1.7
Debt borrowings	40.7	270.5
Debt paid or repurchased	(55.0)	(318.5)
Common stock issued	1.0	1.0
Payment of deferred financing fees	(0.4)	(9.8)
Dividends paid	(10.9)	(10.8)

Net cash used in financing activities	(22.9)	(65.9)

Effect of currency exchange rate changes on cash	(0.4)	1.5

Net change in cash and cash equivalents	(22.5)	22.2
Cash and cash equivalents at beginning of period	83.7	61.5

Cash and cash equivalents at end of period	$61.2	$83.7

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)
(in millions, except per share amounts)

	Three months ended September 30, 2011
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$161.0	$117.3	$95.3	$-	$373.6

Gross profit (loss)	$38.3	$0.1	$28.2	$(0.1)	$66.5
Selling, general and administrative expenses	24.2	6.9	17.7	8.6	57.4
Restructuring	0.2	0.6	-	1.0	1.8
Income (loss) from operations	$13.9	$(7.4)	$10.5	$(9.7)	7.3
Interest expense, net					16.6
Income tax benefit					(1.7)
Net loss					$(7.6)
Net loss per diluted share					$(0.05)

Capital expenditures	$3.9	$2.4	$3.1	$0.2	$9.6

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$13.9	$(7.4)	$10.5	$(9.7)	$7.3
Restructuring	0.2	0.6	-	1.0	1.8
Adjusted income (loss) from operations	14.1	(6.8)	10.5	(8.7)	9.1
Depreciation and amortization	12.1	4.7	3.6	0.2	20.6
Adjusted EBITDA	$26.2	$(2.1)	$14.1	$(8.5)	$29.7

Adjusted operating margin	8.8%	-5.8%	11.0%	-	2.4%
Adjusted EBITDA margin	16.3%	-1.8%	14.8%	-	7.9%

Adjusted net loss:
Net loss					$(7.6)
Interest rate swap settlement costs, net of tax					1.2
Restructuring, net of tax					1.1
Adjusted net loss					$(5.3)
Adjusted net loss per diluted share					$(0.03)

Free cash flow:
Net cash provided by operating activities					$42.8
Capital expenditures					(9.6)
Free cash flow					$33.2

Net debt (end of period):
Current portion of long-term debt					$0.9
Long-term debt					677.4
Total debt					678.3
Less cash and cash equivalents					(61.2)
Net debt					$617.1

	Three months ended September 30, 2010
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$163.7	$94.9	$88.1	$-	$346.7

Gross profit (loss)	$49.1	$(3.1)	$25.8	$(0.1)	$71.7
Selling, general and administrative expenses	22.5	8.2	18.2	7.4	56.3
Restructuring	-	0.9	0.4	-	1.3
Income (loss) from operations	$26.6	$(12.2)	$7.2	$(7.5)	14.1
Interest expense, net					20.6
Loss on early extinguishment of debt					4.1
Income tax benefit					(3.6)
Net loss					$(7.0)
Net loss per diluted share					$(0.05)

Capital expenditures	$5.8	$3.6	$1.9	$0.1	$11.4

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$26.6	$(12.2)	$7.2	$(7.5)	$14.1
Restructuring	-	0.9	0.4	-	1.3
Adjusted income (loss) from operations	26.6	(11.3)	7.6	(7.5)	15.4
Depreciation and amortization	12.5	4.9	3.9	-	21.3
Adjusted EBITDA	$39.1	$(6.4)	$11.5	$(7.5)	$36.7

Adjusted operating margin	16.2%	-11.9%	8.6%	-	4.4%
Adjusted EBITDA margin	23.9%	-6.7%	13.1%	-	10.6%

Adjusted net loss:
Net loss					$(7.0)
Interest rate swap settlement costs, net of tax					3.9
Loss on early extinguishment of debt, net of tax					2.5
Restructuring, net of tax					0.8
Adjusted net loss					$0.2
Adjusted net loss per diluted share					$0.00

Free cash flow:
Net cash provided by operating activities					$27.3
Capital expenditures					(11.4)
Free cash flow					$15.9

Net debt (end of period):
Current portion of long-term debt					$0.7
Long-term debt					691.5
Total debt					692.2
Less cash and cash equivalents					(83.7)
Net debt					$608.5

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)
(in millions, except per share amounts)

	Year ended September 30, 2011
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$605.5	$374.6	$359.1	$-	$1,339.2

Gross profit (loss)	$148.0	$(13.2)	$101.6	$-	$236.4
Selling, general and administrative expenses	91.8	28.1	68.1	30.9	218.9
Restructuring	1.4	3.9	1.2	1.0	7.5
Income (loss) from operations	$54.8	$(45.2)	$32.3	$(31.9)	10.0
Interest expense, net					65.6
Income tax benefit					(19.5)
Net loss					$(36.1)
Net loss per diluted share					$(0.23)

Capital expenditures	$14.9	$8.4	$7.5	$0.7	$31.5

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$54.8	$(45.2)	$32.3	$(31.9)	$10.0
Restructuring	1.4	3.9	1.2	1.0	7.5
Adjusted income (loss) from operations	56.2	(41.3)	33.5	(30.9)	17.5
Depreciation and amortization	47.8	18.5	14.5	0.8	81.6
Adjusted EBITDA	$104.0	$(22.8)	$48.0	$(30.1)	$99.1

Adjusted operating margin	9.3%	-11.0%	9.3%	-	1.3%
Adjusted EBITDA margin	17.2%	-6.1%	13.4%	-	7.4%

Adjusted net loss:
Net loss					$(36.1)
Interest rate swap settlement costs, net of tax					4.9
Restructuring, net of tax					4.6
Adjusted net loss					$(26.6)
Adjusted net loss per diluted share					$(0.17)

Free cash flow:
Net cash provided by operating activities					$40.1
Capital expenditures					(31.5)
Free cash flow					$8.6

Net debt (end of period):
Current portion of long-term debt					$0.9
Long-term debt					677.4
Total debt					678.3
Less cash and cash equivalents					(61.2)
Net debt					$617.1

	Year ended September 30, 2010
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$612.8	$377.8	$346.9	$-	$1,337.5

Gross profit (loss)	$170.3	$(22.7)	$88.8	$-	$236.4
Selling, general and administrative expenses	89.2	30.5	66.2	33.4	219.3
Restructuring	0.1	12.5	0.5	-	13.1
Income (loss) from operations	$81.0	$(65.7)	$22.1	$(33.4)	4.0
Interest expense, net					68.0
Loss on early extinguishment of debt					4.6
Income tax benefit					(23.4)
Net loss					$(45.2)
Net loss per diluted share					$(0.29)

Capital expenditures	$15.6	$11.0	$6.0	$0.2	$32.8

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$81.0	$(65.7)	$22.1	$(33.4)	$4.0
Restructuring	0.1	12.5	0.5	-	13.1
Adjusted income (loss) from operations	81.1	(53.2)	22.6	(33.4)	17.1
Depreciation and amortization	49.7	18.9	15.4	0.6	84.6
Adjusted EBITDA	$130.8	$(34.3)	$38.0	$(32.8)	$101.7

Adjusted operating margin	13.2%	-14.1%	6.5%	-	1.3%
Adjusted EBITDA margin	21.3%	-9.1%	11.0%	-	7.6%

Adjusted net loss
Net loss					$(45.2)
Restructuring, net of tax					7.9
Interest rate swap settlement costs, net of tax					4.8
Loss on early extinguishment of debt, net of tax					2.8
Tax on repatriation on Canadian earnings					2.2
Adjusted net loss					$(27.5)
Adjusted net loss per diluted share					$(0.18)

Free cash flow:
Net cash provided by operating activities					$63.0
Capital expenditures					(32.8)
Free cash flow					$30.2

Net debt (end of period):
Current portion of long-term debt					$0.7
Long-term debt					691.5
Total debt					692.2
Less cash and cash equivalents					(83.7)
Net debt					$608.5

CONTACT:
Mueller Water Products, Inc.
Investor Contact:
Martie Edmunds Zakas, 770-206-4237
Sr. Vice President – Strategy, Corporate Development
& Communications
mzakas@muellerwp.com
or
Media Contact:
John Pensec, 770-206-4240
Director - Corporate Communications & Public Affairs
jpensec@muellerwp.com